Gentor Resources

PRESS RELEASE

GENTOR RESOURCES INC.

CLOSES ACQUISITION OF APM MINING LIMITED

Patterson, Idaho – March 8, 2010 - GENTOR RESOURCES, INC. (“Gentor” or the “Company”) (OTCBB – “GNTO.OB”) is pleased to announce the acquisition of APM Mining Limited (“APM Mining”) pursuant to the closing (the “Closing”) under the Share Exchange Agreement dated February 23, 2010 between the Company, APM Mining and Arabian Peninsula Projects Ltd.  As a result of the acquisition, the Company, through its wholly owned subsidiary, APM Mining, holds the earn-in rights to the Block 5 and Block 6 copper exploration projects located in the Sultanate of Oman (“Oman”).  The Company believes that these projects have significant potential for copper mineralization.

As consideration for this acquisition, the Company issued 13.063 million of its previously authorized and unissued common shares for ownership of 100% of APM Mining Ltd. Following this transaction, Gentor would have 35.563 million shares outstanding.

Pursuant to the Earn-In-Agreement between Al Fairuz Mining Company, LLC (“Al Fairuz Mining”) and APM Mining, the Company, through APM Mining, has the right to earn up to a 65% equity position in Al Fairuz Mining.  The Company is pleased to be working closely with Sheikh Yasser Salem Al Fairuz, the key representative of Al Fairuz Mining, to explore and develop the Block 5 Project.

Pursuant to the Earn-In-Agreement between Al Zuhra Mining Company, LLC (“Al Zuhra Mining”) and APM Mining, which relates to the Block 6 Project, the Company, through APM Mining, has the right to earn up to a 70% equity position in Al Zuhra Mining. Gentor looks forward to working in partnership with Sheikh Ahmed Fahrid, the lead representative of Al Zuhra Mining, as it moves forward with the development of the Block 6 Project.

The Board is also pleased to announce that Sheikh Yasser Salem Al Fairuz has agreed to become a shareholder in Gentor Resources.

In addition to the copper projects, Al Fairuz Mining and Al Zuhra Mining have numerous business interests in Oman and internationally in the mineral exploration, oil and gas, heavy plant and equipment, manufacturing, infrastructure development, fisheries, real estate and hotels and agricultural industries.

Concurrently with the Closing, the Company has reconstituted its board of directors and appointed new executive officers. With this revitalized management team in place, the Company plans to implement an exploration program designed to fast track exploration in Oman through to discovery and early resource definition.

Appointment of Dr. Peter Ruxton as President and Chief Executive Officer

Effective as of the Closing, Lloyd J. Bardswich resigned as President and Chief Executive Officer and as a director of the Company. Kitt M. Dale resigned as a director of the Company. Gentor thanks Mr. Bardswich and Mr. Dale for steering the Company over the past few years. Mr. Bardswich will remain with Gentor to manage Gentor Idaho, Inc., a wholly owned subsidiary of the Company, whose primary project is the IMA Mine Molybdenum Project located in Patterson, Idaho.

Gentor is pleased to announce the appointment of Dr. Peter Ruxton as President and Chief Executive Officer. Prior to joining the Company, Dr. Ruxton was a partner with Actis LLP (“Actis”) responsible for managing private equity mining investments in emerging markets. From 2000 to 2008, he was responsible for bringing 10 significant transactions to Actis and achieved an internal rate of return on investment of 33%. Before joining Actis, Dr. Ruxton had 15 years of field experience working for Billiton Australia and Ross Mining in Australasia.  Dr. Ruxton has a BSc (Hons) in Geological Sciences from Leeds University, an MBA from Manchester Business School, and a PhD in Economic Geology. Dr. Ruxton completed his PhD on copper deposits and spent 18 months as a Post-Doctoral Research Fellow at the University of Tasmania studying volcanogenic massive sulphide (VMS) deposits, similar to the copper deposits found in the Oman.

Commenting on Dr. Ruxton’s appointment, Arnold T. Kondrat, a director and Executive Vice President of the Company, stated: “Gentor is very pleased to have secured Dr. Peter Ruxton, who helped bring this new opportunity to the Company and who has the skills required to direct the exploration program in Oman and to increase Gentor’s copper portfolio. To this end, the Company is focused on a number of promising new targets.”

Additions to the Company’s Board of Directors

The Company is also delighted to welcome Dr. Ruxton, Dr. David Twist, Rudolph de Bruin and Simon Village as members of the Board of Directors.  Dr Twist, a geologist, and Mr de Bruin, a lawyer, were the founding Directors of Platmin Ltd., a successful South African platinum company. They subsequently established a number of other companies, including Taung Gold, which is focused on gold in the Witwatersrand Basin in South Africa, African Nickel, Sephaku, focused on developing cement and fluorite projects in South Africa, and African Precious Minerals. Mr. Village, a mining engineer, is the Chairman of Banro Corporation and a director of Loncor Resources, Inc., and has extensive fund raising capabilities and financial experience.  With these four key appointments, the Company gains considerable technical, legal and financial expertise.

Oman Project Personnel

The Company is also pleased to announce the appointment of Eugene Iliescu as Managing Director, Oman to oversee the projects.

Mr. Iliescu has over 30 years of experience in the resource sector, involving mineral exploration, mine development and mine operations in Australia, the United States of America, the Middle East, North Africa, Eastern Europe and the Pacific Region. He has held a number of key operational and corporate positions relating to mine development and operations, including a key role as General Manager for the feasibility and development of the million ounce Gold Ridge Gold Mine located in the Solomon Islands.

During his career, he worked with Duke Energy Construction on the development of the Bass Strait Tasmanian Natural Gas Pipeline and spent three years developing a Geodynamics geothermal project in South Australia. Mr. Iliescu has three years of experience working in the copper industry in Oman where he developed an extensive network of industry and government contacts.  Prior to this appointment, he was Managing Director for Auzex Resources in Australia. Mr. Iliescu is a non-executive director of a number of companies, including Auzex Resources and Kenex Knowledge Systems, the latter being active in the Middle East and Oman.

Supporting Personnel

The Company has also appointed an Exploration Manager, a GIS Geologist and a Geophysicist who will be based in Oman.

Gentor Resources Inc., is a US-based mineral exploration and development company whose projects include a  molybdenum-tungsten-silver property in East Central Idaho and copper properties in the Sultanate of Oman. The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman and the United States.

Cautionary Note Regarding Forward Looking Statements

This news release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “understands,” “intends,” “estimates,” “projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could,” or “should” occur. Information inferred from the interpretation of exploration and/or drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions.

For further information, please visit our website at www.gentorresources.com, or contact: Dr Peter Ruxton, President & CEO, Kent, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice-President, Toronto, Ontario, Tel: (416) 366-2221           or 1 (800) 714-7938.